Exhibit 10.13

OCEAN BIO-CHEM, INC.

AMENDMENT NUMBER TWO TO NET LEASE

This Amendment Number Two to Net Lease is made and entered into as of this 16 day of May, 2013, by and between PEJE, INC. as Landlord and:

TENANT: MAILING ADDRESS:	STAR BRITE DISTRIBUTING, INC. 4041 S.W. 47th Avenue Fort Lauderdale, Florida 33314
PHONE:	(954) 587-6280

LEASED PREMISES:
BUILDING:	TRACT TWELVE, NEW TOWN COMMERCE CENTER
ADDRESS:	4041 SW. 47th Avenue Fort Lauderdale, Florida 33314

The Net Lease dated May 1, 2008 by and between Landlord and Tenant is hereby amended by adding thereto the following provisions:

The Term of the Lease shall be extended from May 1, 2018 to and including December 31, 2023 (the "Extended Term").

The Tenant has not been in default of this lease. The tenant has occupied, and occupies all the premises described in the contract.

When current net lease expires in 2023, by and between Landlord and Tenant, the renewal term will revert back to a period of ten years, without changes, as per Tenant's notification of its intention to exercise his option to renew this Net Lease in conformity with paragraph 30 of the Net Lease Amendment One signed on July the 12th, 2006.

The parties agreed to review the terms of this lease at the end of the 3th, 6th and 10th year, at the request of one or the other party.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written to this Net Lease Agreement.